Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
     We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-3 No. 333-77311) and related prospectus pertaining to the registration of 1,829,800 shares of common stock of SM&A,
(2)	Registration Statement (Form S-8 No. 333-50887) pertaining to the Steven Myers and Associates 1997 Stock Option Plan,
(3)	Registration Statement (Form S-8 Nos. 333-40614 and 333-84107) pertaining to the Emergent Information Technologies, Inc. Amended 1997 Stock Option Plan,
(4)	Registration Statement (Form S-8 Nos. 333-51174, 333-62412, 333-84111, 333-99411 and 333-106674) pertaining to the SM&A Amended and Restated Employee Stock Purchase Plan, and
(5)	Registration Statement (Form S-8 No. 333-84109) pertaining to the 1995 Space Applications Corporation Non Qualified Stock Option Plan
of our reports dated February 20, 2006, with respect to the consolidated financial statements and schedules of SM&A, SM&A management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of SM&A, included in this Annual Report (Form 10-K) of SM&A for the year ended December 31, 2005.

/s/ ERNST & YOUNG LLP

Orange County, California
February 24, 2006